Exhibit 99.1
NEWS RELEASE
Court Confirms Visteon’s Plan of Reorganization
Confirmation paves way for company’s emergence from Chapter 11
VAN BUREN TOWNSHIP, MICH., Aug. 31, 2010 — Visteon Corporation today announced that Judge Christopher S. Sontchi of the U.S. Bankruptcy Court in Wilmington, Del., entered an order confirming the joint plan of reorganization filed by the company and certain of its affiliates.
Visteon’s plan of reorganization was overwhelmingly supported by all creditor and shareholder classes. The plan will become effective and Visteon will emerge from Chapter 11 upon completion of necessary closing conditions, which Visteon expects to occur by Oct. 1.
“Thanks to the extraordinary efforts of our employees and the tremendous support we received from our customers, suppliers, secured lenders, bondholders, equity holders and many others, we are now positioned for a successful emergence,” said Donald J. Stebbins, chairman and CEO of Visteon. “The difficult and necessary actions undertaken during this reorganization will allow Visteon to emerge as an extremely competitive automotive supplier.
“Upon consummation of the reorganization plan, we will have dramatically realigned our capital structure,” Stebbins added. “Our substantially reduced debt level, in combination with the extensive operational restructuring we executed over the last several years, positions Visteon for long-term growth and profitability.”
Visteon and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 28, 2009. Court filings, including the plan and related disclosure statement, are available at www.kccllc.net/visteon.
Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 25 countries and employs approximately 28,500 people.
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Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceed-proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to consummate all of the transactions contemplated by our plan of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s and Hyundai-Kia’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	new business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009).
The value of our various pre-petition liabilities, common stock and/or other securities is highly speculative and may be limited as set forth in our plan of reorganization. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update.
Contacts:
Media:
North America
Jim Fisher
734-710-5557
Jfishe89@visteon.com
Asia-Pacific
Annouk Ruffo Leduc
+86-21-6192 9824
aruffole@visteon.com
Europe:
Jonna Christensen
+44-1245-395-038
jchris18@visteon.com
Investors:
Michael Lewis
734-710-5800
investor@visteon.com